As filed with the Securities and Exchange Commission on December 9, 2002.
Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act Of 1933

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SCIENTIFIC GAMES CORPORATION
2002 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Martin E. Schloss
Vice President and General Counsel
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:

M. Timothy Elder, Esq.
Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30383-2501
(404) 815-3500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class A Common Stock, par value $.01 per share	1,000,000	$6.34	$6,340,000.00	$583.28

(1)	This registration statement covers shares of Class A Common Stock which may be offered or sold from time to time pursuant to the Registrant’s 2002 Employee Stock Purchase Plan.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Based on the average of the high and low sales prices for the Class A Common Stock reported on the Nasdaq National Market on December 6, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation Of Certain Documents By Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed March 21, 2002;

•	The Registrant’s Amendment No. 1 on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 2001, filed April 30, 2002;

•	The Registrant’s Amendment No. 2 on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 2001, filed June 10, 2002;

•	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2002, filed May 15, 2002;

•	The Registrant’s Amendment No. 1 on Form 10-Q/A to its Quarterly Report for the three months ended March 31, 2002, filed June 10, 2002;

•	The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2002, filed August 14, 2002;

•	The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2002, filed November 14, 2002;

•	The Registrant’s Current Report on Form 8-K, filed March 4, 2002;

•	The Registrant’s Current Report on Form 8-K, filed June 20, 2002;

•
The description of the Registrant’s Class A Common Stock, $0.01 par value (“Class A Common Stock”), contained in the latest registration statement of the Registrant with respect to such Class A Common Stock filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

The class of securities offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

The Certificate of Incorporation of the Registrant provides at Article NINTH that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent allowed by Delaware law. The Registrant’s Bylaws at Article VII provide that the Registrant shall indemnify all allowed persons for liabilities and expenses to the fullest extent allowed by Delaware law.

The Registrant maintains officers’ and directors’ liability insurance, as permitted by Article VII of the Registrant’s Bylaws, which insures against liabilities that officers and directors of the Registrant and its subsidiaries may incur in such capacities.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Smith, Gambrell & Russell, LLP.

23.1	Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5.1.

23.2	Consent of KPMG, LLP.

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

99.1	Scientific Games Corporation 2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

Item 9.    Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant’s By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of December, 2002.

SCIENTIFIC GAMES CORPORATION

By:	/s/ A. LORNE WEIL
A. Lorne Weil Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint A. Lorne Weil, Martin E. Schloss and DeWayne E. Laird, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all amendments, including post-effective amendments, to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Scientific Games Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 9, 2002 in the capacities indicated.

Signature	Title(s)

/s/ A. LORNE WEIL A. Lorne Weil	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)

/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Vice President and Chief Financial Officer (principal financial and accounting officer

/s/ LARRY J. LAWRENCE Larry J. Lawrence	Vice Chairman of the Board

/s/ COLIN J. O’BRIEN Colin J. O’Brien	Director

/s/ ERIC M. TURNER Eric M. Turner	Director

/s/ SIR BRIAN G. WOLFSON	Director
Sir Brian G. Wolfson

Signature	Title(s)

/s/ ALAN J. ZAKON	Director
Alan J. Zakon

/s/ ANTONIO BELLONI	Director
Antonio Belloni

/s/ ROSARIO BIFULCO	Director
Rosario Bifulco

/s/ PETER A. COHEN	Director
Peter A. Cohen

/s/ MICHAEL S. IMMORDINO	Director
Michael S. Immordino

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Smith, Gambrell & Russell, LLP.
23.1	Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5.1.
23.2	Consent of KPMG, LLP.
24.1	Powers of Attorney (included on the signature pages of this Registration Statement).
99.1	Scientific Games Corporation 2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).